UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) October 6, 2015
NORDSTROM, INC.
(Exact name of registrant as specified in its charter)

Washington	001-15059	91-0515058
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1617 Sixth Avenue, Seattle, Washington	98101
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code (206) 628-2111
Inapplicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
___ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
___ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
___ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
___ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
This amended Current Report on Form 8-K/A amends Item 5.02 of the Current Report on Form 8-K, filed by Nordstrom, Inc. (the “Company”) with the Securities and Exchange Commission on October 2, 2015 (the “Original Filing”), relating to compensatory arrangements of the Company’s Named Executive Officers (the “NEOs”). As described in the Original Filing, on October 1, 2015 the Company announced the declaration by its Board of Directors of a special cash dividend of $4.85 per share, payable on October 27, 2015 to shareholders of record on October 12, 2015. The Company’s equity incentive plans provide that in connection with the declaration of such a dividend, the Compensation Committee (the “Committee”) of the Board of Directors must make any adjustments that the Committee deems appropriate to preserve the economic value represented by outstanding awards. At the time of the Original Filing, the actual adjustments to outstanding awards, including awards held by the NEOs, was indeterminate. On October 6, 2015, the last of the inputs necessary to determine the necessary adjustment to outstanding awards, the closing price of the Company’s common stock on the date immediately prior to the ex-dividend date, became known.
As a result of the Committee action on October 1, 2015, the following adjustments have occurred with respect to outstanding equity awards held by the Company’s NEO's:

•
The number of shares represented by each outstanding option to purchase Company common stock has been increased to the amount determined by multiplying the original number of shares subject to such option by a conversion factor of 1.0708857 (the “Conversion Factor”), calculated as (i) $73.27 (the closing price of the Company’s common stock on the last trading day prior to the ex-dividend date (the “Closing Price”)) divided by (ii) $68.42 (the Closing Price minus the amount of the special dividend).

•	The exercise price of each outstanding option has been reduced to the quotient obtained by dividing the original exercise price of such option by the Conversion Factor.

•
The number of shares of Company common stock to be received upon vesting of outstanding restricted stock units (“RSUs”) has been increased to an amount equal to the product of the number of shares originally covered by such RSUs, multiplied by the Conversion Factor.

•
The number of shares of Company common stock represented by each outstanding performance share unit (“PSU”) has been increased to an amount equal to the product of the number of shares originally represented by such PSUs, multiplied by the Conversion Factor.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORDSTROM, INC.
(Registrant)

/s/ Robert B. Sari
Robert B. Sari
Executive Vice President,
General Counsel and Corporate Secretary

Date: October 13, 2015